UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/15/2011

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51032

Washington	91-1982679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034

(Address of principal executive offices, including zip code)

425-952-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

See the disclosure under Item 2.01 below, which is incorporated by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 15, 2011, Market Leader, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with LendingTree, LLC (“LendingTree”) and Realestate.com, Inc. (“Realestate.com” and together with LendingTree, the “Seller”). On September 16, 2011, the transaction contemplated by the Asset Purchase Agreement was completed.

Under the Asset Purchase Agreement, the Company acquired certain assets related to Seller’s business of providing information, tools and services to consumers seeking real estate services. The acquired assets include patents, trademarks and approximately 400 domain names, including Realestate.com; software related to consumer web services; information, contracts and content necessary to operate the Realestate.com website; and, a network of over 250 real estate broker customers. The purchase price for the acquired assets consisted of $8.25 million in cash. The Asset Purchase Agreement includes a 30-day transition period for Seller to transfer the acquired assets to the Company and contains customary representations, warranties, covenants and indemnification obligations of Seller and the Company.

Realestate.com provides real estate services, tools and advice to consumers seeking to buy or sell homes and matches consumers with real estate professionals. The Company plans to update and expand coverage of the Realestate.com website and to add more opportunities for real estate professionals to directly engage with interested home buyers and sellers. As a result of the acquisition, the Company expects to leverage the strong domain name and traffic to provide leads to its existing user base of over 60,000 and to reduce future operating costs.

The above summary of the Asset Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as an exhibit to this report and incorporated herein by this reference. A copy of the press release announcing the acquisition is attached as an exhibit to this report and is incorporated herein by this reference.

Market Leader will be hosting an investor briefing call to discuss the acquisition at 10:00 a.m. Pacific time on Wednesday, September 21, 2011.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information

To be filed by amendment not later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits

10.1	Asset Purchase Agreement by and between Market Leader, Inc., LendingTree, LLC and Realestate.com, Inc. dated September 15, 2011.

99.1	Press release issued by Market Leader, Inc. dated September 21, 2011.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: September 21, 2011	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer